UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement with Wind Capital Group

On April 1, 2015, Pattern Energy Group Inc. (“Pattern Energy”), entered into a Purchase and Sale Agreement (the “WCG PSA”) with Wind Capital Group, LLC (“LC Seller”), a Delaware limited liability company, and Lincoln County Wind Project Finco, LLC (“PR Seller”), a Delaware limited liability company, pursuant to which, upon the terms and subject to the conditions set forth in the WCG PSA, Pattern Energy will purchase at closing (the “LC and PR Closing”):

(1)	from LC Seller, 100% of the membership interests in Lost Creek Wind Finco, LLC (“Lost Creek Finco”), a Delaware limited liability company, which owns 100% of the Class B membership interests in Lost Creek Wind Holdco, LLC, a Delaware limited liability company that owns 100% of the membership interests in Lost Creek Wind, LLC, a Delaware limited liability company that owns and operates a 150 MW wind energy project in King City, Missouri; and

(2)	from PR Seller, 100% of the membership interests in Lincoln County Wind Project Holdco, LLC (“Lincoln County Holdco”), a Delaware limited liability company, which owns 100% of the Class B membership interests in Post Rock Wind Power Project, LLC, a Delaware limited liability company that owns and operates a 201 MW wind energy project in Ellsworth and Lincoln Counties, Kansas.

The acquisition of the membership interests in Lost Creek Finco and the Lincoln County Holdco would be for aggregate consideration of approximately $244 million, subject to certain adjustments. In addition, in connection with the LC and PR Closing, the Wind Capital Group projects purchased are expected to have third-party project-level debt. As of December 31, 2014, the third-party project-level net debt was approximately $102 million. Pattern Energy would assume certain ordinary course performance guarantees securing project obligations.

Pattern Energy expects to fund the acquisition from available cash and credit facilities.

The obligations of Pattern Energy, LC Seller, and PR Seller to consummate the transactions contemplated by the WCG PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) the accuracy as of the LC and PR Closing of the representations and warranties of the other party set forth in the WCG PSA, subject to certain exceptions, (2) the receipt of all governmental approvals, and the termination or expiration of waiting periods imposed by any governmental authorities, necessary for the consummation of the transactions contemplated by the WCG PSA, (3) no litigation order, action or proceeding shall have been entered or instituted that restrains or prohibits the consummation of the transactions contemplated by the WCG PSA, (4) the receipt of all necessary consents by such party, (5) in the case of Pattern Energy, no material adverse effect shall have occurred, and (6) in the case of LC Seller and PR Seller, Pattern Energy’s replacement of certain ordinary course performance guarantees securing project obligations with parent guarantees, letters of credit, bonds, indemnities or other credit assurance of a comparable and sufficient nature that satisfies the requirements of the counterparties.

The WCG PSA provides for certain limited rights, held by both parties, to terminate the WCG PSA, including, among others, if the LC and PR Closing has not occurred on or before June 30, 2015; provided, if the only condition remaining to be satisfied is the receipt of one or more governmental approvals or delivery of requested audited financial statements, then the termination date may be extended to July 31, 2015.

The WCG PSA includes customary representations by Pattern Energy, LC Seller and PR Seller, including, among others, as to existence, requisite corporate power, due authorization, non-contravention, consents and governmental approvals, permits, compliance with laws, no litigation or adverse claims, and tax matters, and, with respect to LC Seller and PR Seller, capital of the acquired entities, real property and environmental matters, financial statements, absence of undisclosed liabilities, and absence of certain changes. The WCG PSA provides for customary indemnification by Pattern Energy on the one hand and LC Seller and PR Seller on the other hand, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things with respect to claims against the selling parties a deductible, cap, and time limits except in respect of claims involving fraud, wilful misconduct, or breach of certain fundamental representations.

The foregoing description of the WCG PSA does not purport to be a complete description.

K2 Purchase and Sale Agreement

On April 4, 2015, an indirect wholly owned subsidiary of Pattern Energy, Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company (“PCFC”), entered into a Purchase and Sale Agreement (the “K2 PSA”) with Pattern Energy Group LP, a Delaware limited partnership (the “K2 Seller”). Upon the terms and subject to the conditions set forth in the K2 PSA, PCFC will purchase at the closing (the “K2 Closing”) from affiliates of the K2 Seller a one-third limited partnership interest in K2 Wind Ontario Limited Partnership (the “Project Company”), as well as 100% of the issued and outstanding shares in the capital of Pattern K2 GP Holdings Inc. for a consideration of approximately $128 million, subject to certain adjustments, plus assumed estimated proportionate debt at term conversion of $218 million U.S. dollar equivalent. The Project Company is constructing and, following its commercial operation date, will operate the approximately 270 MW wind project located in the Township of Ashfield-Colborne Wawanosh, Ontario. Following the K2 Closing, PCFC will (a) directly own a one-third limited partnership interest in the Project Company and (b) depending on the date of the K2 Closing, directly own 25% or one third, if the K2 Closing occurs after the project reaches commercial operation, of the issued and outstanding shares of K2 Wind Ontario Inc. and indirectly hold a 0.0025% or 0.0033%, as the case may be, general partnership interest in the Project Company.

Pattern Energy’s and K2 Seller’s obligations to consummate the transactions contemplated by the K2 PSA are subject to the satisfaction or waiver of various customary conditions, including, among others, (1) no violation of governmental rules, and no order of any court or administrative agency being in effect which restrains or prohibits the transactions contemplated by the K2 PSA, and (2) subject to certain exceptions, the accuracy of the representations of the other party set forth in the K2 PSA.

The K2 PSA provides for certain limited rights to terminate the K2 PSA, including if the transactions contemplated by the K2 PSA have not been consummated by September 30, 2015.

The K2 PSA includes customary representations by Pattern Energy and K2 Seller, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title and no litigation or adverse claims, tax matters and with respect to the underlying wind project. The K2 PSA provides for customary indemnification by Pattern Energy and K2 Seller, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

The K2 PSA was recommended by the Conflicts Committee, which is comprised solely of independent directors, for approval by Pattern Energy’s Board of Directors, and approved by the Board of Directors.

Item 7.01	Regulation FD Disclosure.

On April 6, 2015, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

99.1	Press releases issued by Patter Energy Group Inc. dated April 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	Secretary